UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2007

Radiant Logistics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50283	04-3625550
(Commission File Number)	(IRS Employer Identification Number)

1227 120th NE, Bellevue, WA	98005
(Address of Principal Executive Offices)	(Zip Code)

(425) 462-1094

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statement

This current report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors relating to the proposed transaction covered by this report that could cause our actual results to differ from our expectations, include but are not limited to our ability to complete the pending transaction as contemplated, with the recognition that closing is subject to a number of conditions, certain of which are beyond our control including securing certain bankruptcy court approvals. Furthermore, we are not in a position to estimate the revenue or profitability, if any, that we can generate from the acquired asset base because, among other things, the nature of the foreclosure process. Other important factors that could cause our actual results to differ from our expectations include, but are not limited to, those risk factors disclosed in our Transition Report on Form 10-K for the year ended June 30, 2006 and other filings with Securities and Exchange Commission. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

Item 1.01    Entry into a Definitive Agreement

On May 23, 2007, Radiant Logistics, Inc. (the “Company”, “we” or “us”) announced the launch of a new logistics services offering focused on the automotive industry. The new group will operate as a division within our wholly-owned subsidiary, Radiant Logistics Global Services, Inc. (“RLGS”), with offices to be in Detroit and Milwaukee. The new division is intended to leverage our extensive global network and affiliated minority business platform.

In connection with the launch of our automotive services division, on May 21, 2007 we entered into an Asset Purchase Agreement (the “APA”) with Mass Financial Corp. (“Mass”) to acquire certain assets formerly used in the operation of the automotive division of Stonepath Group, Inc. (the “Purchased Assets”). In its capacity as a senior secured creditor, Mass has agreed to sell RLGS the Purchased Assets in connection with a foreclosure and disposition process that began on April 17, 2007. The purchase price consists of a $100,000 refundable deposit, $150,000 to be paid at closing, and up to an additional $2.5 million in cumulative earn-out payments equal to 25% of the annual earnings before interest, taxes, depreciation and amortization, as defined in the APA realized by our automotive services division in future periods. The APA contains negotiated representations, warranties, covenants and indemnities by each party.

Closing of the transaction is expected to occur within the next 90-120 days and is subject to the satisfaction of certain customary closing conditions, including, among others, the truth and accuracy as of the closing date, in all material respects, of all representations and warranties, and the performance of all pre-closing covenants under the APA. In recognition of the automatic stay associated with an involuntary bankruptcy proceeding pending against Stonepath Group, Inc., closing is also conditioned upon Mass securing from the bankruptcy court, relief from the automatic stay or other confirmation of its right to proceed with the disposition to RLGS of the Purchased Assets. Either party has the right to terminate the APA if all closing conditions have not been met by December 31, 2007.

Concurrent with the execution of the APA, we also entered into a Management Services Agreement with Mass, whereby we agreed to operate the Purchased Assets within our automotive services division during the interim period pending the closing under the APA.

A full description of the transaction is contained within the Asset Purchase Agreement and Management Services Agreement which are filed as exhibits to this Current Report, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Asset Purchase Agreement by and between Radiant Logistics Global Services, Inc. and Mass Financial Corp.

10.2	Management Services Agreement by and between Radiant Logistics Global Services, Inc. and Mass Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIANT LOGISTICS, INC.

Date: May 24, 2007	By:	/s/ Bohn H. Crain
Bohn H. Crain, CEO

Exhibit Index

10.1	Asset Purchase Agreement by and between Radiant Logistics Global Services, Inc. and Mass Financial Corp.

10.2	Management Services Agreement by and between Radiant Logistics Global Services, Inc. and Mass Financial Corp.